EXHIBIT 10.62

REGIONS FINANCIAL CORPORATION

POST 2006 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Regions Financial Corporation, successor to AmSouth Bancorporation, with its principal offices located at Birmingham, Alabama (“Sponsor”), is currently the sponsor of the Regions Financial Corporation Post 2006 Supplemental Retirement Plan (“Supplemental Plan”). The purpose of this amendment and restatement is to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and is made and executed to be effective as of January 1, 2005.

Effective January 1, 1983 and pursuant to Section 3(36) of the Employee Retirement Income Security Act of 1974 (“ERISA”), AmSouth Bank N.A., an Employer under the AmSouth Bancorporation Retirement Plan (“Retirement Plan”), adopted a supplemental retirement benefit program solely for the purpose of providing benefits in excess of the limitations on benefits under the Retirement Plan imposed by Section 415 (“Section 415”) of the Internal Revenue Code of 1954, as amended and known as the Internal Revenue Code of 1986, as amended from time to time (the “Code”), to certain individuals under the Retirement Plan whose benefits under the Retirement Plan are limited by Section 415.

Effective January 1, 1989, Section 401(a)(17) (“Section 401(a)(17)”) of the Code limited the amount of compensation which may be taken into account in determining benefits from the Retirement Plan. Therefore, AmSouth Bank N.A. amended and restated this supplemental retirement plan effective January 1, 1989, so that it provided benefits in excess of the limitations on benefits under the Retirement Plan imposed not only by Section 415, but also by Section 401(a)(17), to a select group of management or highly compensated employees whose benefits under the Retirement Plan are limited by Section 415 and/or Section 401(a)(17).

Effective January 1, 1991, additional persons were added to this select group of management or highly compensated employees, some of whom were employees of subsidiaries of the Sponsor other than AmSouth Bank N.A. AmSouth Bank N.A. amended and restated its supplemental plan, AmSouth Bancorporation adopted the supplemental plan for itself and its subsidiaries who choose to have their eligible employees covered by the supplemental plan (“Electing Employers”), and AmSouth Bank N.A. became an Electing Employer under the supplemental plan.

Effective January 1, 1994, additional persons were added to the select group of management or highly compensated employees.

Effective January 1, 1995, the eligibility provisions of the plan were changed and a revised definition of compensation was added to the plan for certain participants.

Effective January 1, 2001, the First American Corporation Supplemental Executive Retirement Program (the “FAC Program”) was merged with and into this supplemental plan to coincide with the merger of the First American Corporation Master Retirement Plan with and into the AmSouth Bancorporation Retirement Plan effective January 1, 2001.

Effective May 24, 2001, the Plan was amended and restated, and the Plan was subsequently amended to clarify the claims procedures and to provide pre-retirement survivor benefits for certain Participants with regard to their accrued benefit from the FAC Program.

Effective November 1, 2006, the Supplemental Plan was amended to freeze participation by new Participants and rehired employees and to address the calculation of benefits of those Participants who transfer employment to Morgan Keegan in connection with the merger of AmSouth Bancorporation into the Sponsor.

Effective January 1, 2008, the Supplemental Plan was amended to reflect the actuarial assumptions used to determine benefits under the optional forms of benefit.

The Sponsor hereby amends and restates the provisions of this Supplemental Plan regarding compliance with Code Section 409A and the regulations thereunder effective as of January 1, 2005, (or such other date as required for compliance with Code Section 409A).

ARTICLE I

TITLE; DEFINITIONS

Section 1.01. The term “Average Monthly Earnings” shall mean, for a Participant who retires or has a Termination of Employment on or after January 1, 2004, the result obtained by dividing the Participant’s Monthly Earnings paid by an Employer during the three (3) highest consecutive Plan Years of earnings out of the ten (10) Plan Years immediately preceding the Participant’s Early Retirement Date, Normal Retirement Date, or date of calculation of Accrued Benefits, as the case may be, by thirty-six (36). If a Participant has fewer than three (3) Plan Years of earnings after applying the Break in Service rules of Section 4.07 of the Regions Financial Corporation Retirement Plan (“Retirement Plan”), if applicable, all of his or her Plan Years of earnings (less than three (3)) will be used and the divisor will be twelve (12) times the total number of such Plan Years.

Section 1.02. The term “Committee” shall mean the Regions Benefits Management Committee.

Section 1.03. The term “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Sponsor.

Section 1.04. The term “Credited Service” shall have the same meaning as defined in the Retirement Plan, but subject to a service cap of 35 years.

Section 1.05. The term “Disability” shall mean that a Participant is “disabled” within the meaning of Section 409A(a)(2)(c) of the Code.

Section 1.06. The term “Early Retirement” shall mean Termination of Employment at (i) age 55 for a Participant eligible to receive a Supplemental Benefit and (ii) age 60 for a designated Participant eligible to receive an Enhanced Benefit and (iii) age 62 for specified Participants eligible to receive an Enhanced Benefit but not eligible for the age 60 Early Retirement and (iv) such other age as may be otherwise provided for Participants under the Retirement Plan.

Section 1.07. Effective on and after January 1, 2009, the term “Monthly Earnings” shall mean the sum of (i) the Participant’s regular monthly base salary prior to the effect of elections under (A) any plan or plans maintained by the Sponsor, an Electing Employer or any of their affiliates which are within the scope of Sections 125, 132(f) or 401(k) of the Code and (B) any “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, and (ii) one-twelfth of any bonus earned by a Participant for the particular Plan Year (whether paid in the Plan Year or within 2  1/2 month following the end of the Plan Year) under the Sponsor’s or any Electing Employer’s regular annual incentive plan(s) prior to the effect of elections under (A) and (B) above. Bonus will not include any one-time spot or other special or long-term bonus compensation. If a Participant retires, dies or experiences a Disability prior to the time when the amount of the bonus for the Plan Year has been determined, Monthly Earnings for the months in such Plan Year shall be calculated using an estimate of such bonus determined by the Committee or Compensation Committee, as appropriate, based on information regarding the Sponsor’s and Participant’s performance as of the date of determination.

Prior to January 1, 2009, the term “Monthly Earnings” shall mean the sum of (i) the Participant’s regular monthly base salary prior to the effect of elections under any plan or plans maintained by the Sponsor, an Electing Employer or any of their affiliates which are within the scope of Sections 125 or 401(k) of the Code and (ii) one-twelfth of any bonus earned by a Participant for the particular Plan Year (whether paid in the Plan Year or within 2  1/2 months following the end of the Plan Year) under the Sponsor’s or any Electing Employer’s regular annual incentive plan(s) prior to the effect of elections under (i) above. Bonus will not include any one-time spot or other special or long-term bonus compensation. If a Participant retires, dies or experiences a Disability prior to the time when the amount of the bonus for the Plan Year has been determined, Monthly Earnings for the months in such Plan Year shall be calculated using an estimate of such bonus determined by the Committee or Compensation Committee, as appropriate, based on information regarding the Sponsor’s and Participant’s performance as of the date of determination.

Section 1.08. The term “Participant” shall refer to a person who is a participant in the Supplemental Plan.

Section 1.09. The term “Plan Year” shall mean a calendar year.

Section 1.10. The term “Specified Employee” shall have the meaning set forth in Internal Revenue Code Section 409A and shall be determined in accordance with the Sponsor’s general policy for determining specified employees, as such policy may be amended from time to time.

Section 1.11. The term “Supplemental Plan” shall mean the supplemental retirement plan set forth below, known as the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan.

Section 1.12. The term “Termination of Employment” shall mean separation from service as set forth in Code Section 409A and shall be determined in accordance with the Sponsor’s general policy for determining separation from service, as such policy may be amended from time to time.

Section 1.13. The term “Years of Service” shall have the same meaning as under the Retirement Plan.

ARTICLE II

PARTICIPATION IN THE SUPPLEMENTAL PLAN

Section 2.01. Participation. (a) A select group of management or highly compensated Participants who are selected to participate in this Supplemental Plan shall be participants in the Supplemental Plan. The term “Participant” shall include persons who are selected to participate in this Supplemental Plan and fit one or more of the following categories: (i) Participants who were employed by AmSouth Bancorporation or one of the Electing Employers on January 1, 1995, at an annual base salary, including amounts not currently includible in gross income under Code Sections 125, 401(k) or 402(a)(8), but excluding special pay, bonuses, commissions or other incentive pay, reimbursement for expenses, special supplements for automobiles or club dues, and the Prior Profit Sharing Plan Bonus (such compensation being referred to herein as the “Eligibility Compensation”) on such date of $150,000 or more; (ii) former Participants with an accrued Supplemental Benefit whose employment with AmSouth Bancorporation or one of the Electing Employers terminated on or before January 1, 1995; (iii) after January 1, 1995 and prior to July 1, 2004, other employees of the Sponsor or an Electing Employer who became Participants in this Supplemental Plan as of the first day of the month immediately following the date such employee’s Eligibility Compensation first equaled or exceeded $150,000 and such employees were selected to participate in this Supplemental Plan; (iv) employees who were in the FAC Program as of December 31, 2000; (v) effective from July 1, 2004 through October 31, 2006, employees of AmSouth who became Participants in this Supplemental Plan on the January 1 coinciding with or next following the occurrence of all three of the following eligibility criteria: (1) eligibility for entry into the Retirement Plan, (2) each such employee’s Eligibility Compensation equals or exceeds $175,000, and (3) each such employee is selected to participate in this Plan; and (vi) any employee of AmSouth, the Sponsor or an Electing Employer whose Compensation equaled or exceeded $150,000, but did not equal or exceed $175,000 on July 1, 2004 or thereafter through October 31, 2006 became a participant in this Plan on the January 1 coinciding with or next following the occurrence of all three of the following eligibility criteria: (i) eligibility for entry into the Retirement Plan, (ii) such employee’s Eligibility Compensation equals or exceeds $150,000, and (iii) such employee is selected to participate in this Plan. A complete list of Participants eligible to participate in the Supplemental Plan and the type of benefits they are entitled to receive shall be maintained in the permanent records of the Regions Human Resources Division.

(b) Effective November 1, 2006, this Supplemental Plan was frozen so that no employees or rehired former employees became Participants from such date unless selected to participate by the Compensation Committee (or its delegee) or unless such participant otherwise met the eligibility requirements for participation as of January 1, 2007. Such additional Participants shall be entitled to receive a regular Supplemental Plan benefit or an Enhanced Benefit (within the meaning of Section 3.01 below), or the greater of the two, as determined by the Compensation Committee (or its delegee) when such participation is authorized by the Compensation Committee (or its delegee). Effective November 4, 2006, Participants in this Supplemental Plan who transferred employment to Morgan Keegan on or prior to December 31, 2008, in connection with the merger of AmSouth Bancorporation into the Sponsor, shall continue to accrue benefits under this Supplemental Plan on and after the date of the transfer to Morgan Keegan. For such Participants transferring on or before December 31, 2008, service with Morgan Keegan shall count for benefit accrual and vesting purposes under this Supplemental Plan; however compensation, including but not limited to Average Monthly Earnings and Monthly Earnings, shall be frozen as of the date of such transfer. In the event a Participant in this Supplemental Plan transfers employment to Morgan Keegan on or after January 1, 2009, benefit accrual and credit for vesting in this Supplemental Plan shall cease as of the date of such transfer.

Section 2.02. 2008 Termination Election. A Participant who was actively employed on December 1, 2008, and who has not yet received or commenced receiving a benefit under this Supplemental Plan may elect, no later than December 31, 2008, to cease accruing benefits under the Supplemental Plan and to terminate his or her participation in the Supplemental Plan, effective December 31, 2008, and to receive a lump sum cash payment of his or her accrued Supplemental Benefit or Enhanced Benefit, if applicable, as soon as practicable after January 1, 2009, but in no event later than March 15, 2009.

ARTICLE III

BENEFITS UNDER THE SUPPLEMENTAL PLAN

Section 3.01. Supplemental Benefits and Enhanced Benefits

(a) Supplemental Benefits and Enhanced Benefits

1. Supplemental Benefits. Benefits payable under this Supplemental Plan to or on behalf of a Participant who retires, has a Termination of Employment, dies, suffers a Disability or has a Termination of Employment within two years after a Change in Control on or after January 1, 2004 shall be equal to the excess, if any, of (A) less (B) (the “Supplemental Benefits”) where (A) is such Participant’s benefits as a participant in the Retirement Plan calculated without reference to any provision of the Retirement Plan limiting the amount of benefits as provided by Section 415 of the Code; without limiting the amount of compensation taken into account as provided by Section 401(a)(17) of the Code; by substituting the definitions of “Monthly Earnings” and “Average Monthly Earnings” under this Supplemental Plan in place of the definition of each such term in the Retirement Plan; and by using a service cap of 35 Years of Credited Service; and (B) is the amount of benefits accrued under the Retirement Plan as of the date of benefit commencement under the Supplemental Plan, in each case, calculated as if the Participant elected a lump sum benefit payable on the date of benefit commencement under this Supplemental Plan. Lump sum benefits payable because of the death of the Participant shall be calculated using the present value of the benefit due the survivor.

Any benefit reductions required shall be calculated using the reduction factors in the Retirement Plan at the time of benefit commencement under the Supplemental Plan.

2. Enhanced Benefit. Designated Participants who are selected by the Compensation Committee (or its delegee) shall receive the greater of (i) his or her Supplemental Benefits calculated pursuant to Section 3.01(a), or (ii) if eligible as provided under Section 3.01(c) below, an enhanced benefit based on a targeted formula for benefit accrual (“Enhanced Benefit”) calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) monthly benefits accrued under the Retirement Plan as of the date of benefit commencement under the Supplemental Plan expressed as a single-life annuity, regardless of the form of payment actually elected under the Retirement Plan, and (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of Termination of Employment and assuming zero future pay to age 65). Some Participants may be eligible for the Enhanced Benefit, but not the greater of the Supplemental Benefit or the Enhanced Benefit. A list of Participants and the type of benefits they are entitled to receive shall be maintained in the permanent records of the Regions Human Resources Division.

3. The actual targeted benefit under the Enhanced Benefit is illustrated as follows:

Years of Credited Service	Targeted Benefit
10	40%
20	50%
30	60%
35	65%

For Participants with a DAAB (as defined in the Retirement Plan) the targeted formula in (A) above will equal (i) plus (ii) where: (i) represents the DAAB and (ii) represents the targeted formula using only post-merger Credited Service. Post-merger Credited Service is limited to 35 years minus years of Credited Service used in determining the DAAB. In no event will this amount be less than the amount calculated under the targeted formula in (A) above based on post-merger Credited Service limited to 35 years.

Any benefit reductions required shall be calculated using the reduction factors in the Retirement Plan at the time of benefit commencement under the Supplemental Plan.

(b) Eligibility to Receive Supplemental Benefit and Enhanced Benefit

1. Eligibility to Receive Supplemental Benefit. A Participant must meet the eligibility requirements in Article II and participate in the Supplemental Plan to receive a Supplemental Benefit.

2. Eligibility to Receive Enhanced Benefit. Except as provided herein, a Participant must attain age 60 with at least 10 Years of Service while actively employed and while eligible to participate in this Supplemental Plan to be eligible to receive an Enhanced Benefit; provided, however, that in the event of a Participant’s death or Disability while actively employed, the Participant will be eligible to receive an Enhanced Benefit based on service through his or her date of death or Disability regardless of age or Years of Service. Notwithstanding the foregoing, in the event of a Change in Control resulting in a Participant’s Termination of Employment within 2 years following the Change in Control, the Participant will be eligible to receive an Enhanced Benefit based on service through his or her date of Termination of Employment regardless of age or Years of Service. Otherwise, if a Participant has a Termination of Employment or ceases participation in this Plan prior to attaining age 60 for certain designated Participants and age 62 for other specified Participants and completing 10 Years of Service, the Participant will not be entitled to receive an Enhanced Benefit.

Notwithstanding the foregoing requirements of this paragraph, solely for purposes of determining a Participant’s eligibility for an Enhanced Benefit, the Committee has the discretion to count a Participant’s years of service with an entity acquired by Sponsor or an affiliate thereof in determining whether a Participant has completed 10 Years of Service to be eligible to receive an Enhanced Benefit.

(c) Calculation of Enhanced Benefits in the Event of Disability or Change in Control for Certain Participants

1. In the event a Participant who is eligible to receive an Enhanced Benefit suffers a Disability prior to attaining age 60 and completing 10 Years of Service or there is a Change in Control resulting in a Participant’s Termination of Employment within 2 years following the Change in Control prior to the date such Participant attains age 60 and completes 10 Years of Service, the Participant shall receive his or her Enhanced Benefit, or if applicable, the greater of (i) his or her Supplemental Benefits calculated as provided above under Section 3.01(a) and (ii) an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) estimated monthly Retirement Plan benefits payable as a life annuity beginning at age 60 for some designated Participants and at age 62 for other specified Participants, regardless of the form of payment actually elected under the Retirement Plan and (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of Termination of Employment and assuming zero future pay to age 65), actuarially adjusted as provided in the definition of “Actuarial Equivalent” in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan).

2. The Enhanced Benefit described in Section 3.01(c)(1) above shall be calculated as provided in the preceding paragraph and will be actuarially reduced for benefit commencement prior to attainment of age 60 for designated Participants and age 62 for other specified Participants by the early retirement reduction factors set out in the Retirement Plan, except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan, the reduction factor will be determined from age 62 under the provisions of the Retirement Plan and such reduction factor will then be divided by .885.

(d) Calculation of Enhanced Benefits in the Event of Death

1. In the event a Participant who is eligible to receive a benefit under this Supplemental Plan dies prior to attaining age 60 and completing 10 Years of Service, the Participant’s surviving spouse shall receive either (i) his or her Supplemental Benefits calculated as provided above under Section 3.01(a), (ii) an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average

Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of Termination of Employment and assuming zero future pay to age 65), actuarially adjusted as provided in the definition of “Actuarial Equivalent” in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan) or, if applicable, the greater of (i) or (ii) above. After calculating the Enhanced Benefit as provided in this paragraph above, the Enhanced Benefit will be reduced as follows: (i) for designated Participants who die before age 60, or age 62 for other specified Participants, to the age that the Participant would have attained at his or her benefit commencement date based on the early retirement reduction factors set forth in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan); (ii) from the amount payable as a life annuity to the amount payable as a joint and 100% survivor annuity (if the Participant died as an active employee) or a joint and 50% survivor annuity (if the Participant died as a vested terminated employee), based on the actuarial factors set out in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan, the reduction factor will be determined from age 62 and such reduction factor will then be divided by .885); and (iii) for any survivor benefit (calculated as a monthly benefit) payable under the Retirement Plan.

Lump sum benefits payable because of the death of the Participant shall be calculated using the present value of the benefit due the survivor.

(e) Participants Transferring to Morgan Keegan

Effective November 4, 2006, Participants who transferred employment to Morgan Keegan on or before December 31, 2008 following the merger of AmSouth Bancorporation into the Sponsor shall have their compensation, including but not limited to Monthly Earnings and Average Monthly Earnings, as of the date of the transfer frozen for purposes of calculating benefits under this Supplemental Plan.

3.02 Time and Form of Supplemental Benefit and Enhanced Benefit.

(a) Time of Supplemental Benefit Payment

For Participants who terminated on or before November 30, 2008, with a vested benefit, the Supplemental Benefit shall be distributed, or commence to be distributed, no later than 90 days (with the actual payment date to be determined by the Sponsor in its discretion) from the date selected by the Participant, provided the Participant selected a payment commencement date on or before December 31, 2008. In the event no such election was made, payment shall commence within 90 days (with the actual payment date to be determined by the Sponsor in its discretion) of the date the Participant reaches age 65. Such Participants shall not be eligible to receive a lump sum distribution. In the event the Participant is a Specified Employee, such payment will not be made before the first payroll of the seventh month following Termination of Employment of the Specified Employee.

For Participants who have a Termination of Employment on or after December 1, 2008, to the extent a Participant is eligible to receive a Supplemental Benefit, the Participant’s Supplemental Benefit shall be distributed, or commence to be distributed, to or with respect to the Participant no later than 90 days (with the actual payment date to be determined by the Sponsor in its discretion) following the earliest of (i) the Participant’s Termination of Employment after Early Retirement, (ii) the Participant’s Termination of Employment within 2 years following a Change in Control, or (iii) the Participant’s death. If a Participant has a Termination of Employment prior to Early Retirement, payments shall being at age 65. In the event the Participant is a Specified Employee, such payment will not be made before the first payroll of the seventh month following Termination of Employment of the Specified Employee.

(b) Time of Enhanced Benefit Payment

For Participants who terminated on or before November 30, 2008, with a vested benefit, the Enhanced Benefit shall be distributed, or commence to be distributed, no later than 90 days (with the actual payment date to be determined by the Sponsor in its discretion) from the date selected by the Participant, provided the Participant selected a payment commencement date on or before December 31, 2008. In the event no such election was made, payment shall commence within 90 days (with the actual payment date to be determined by the Sponsor in its discretion) of the date the Participant reaches age 65. Such Participants shall not be eligible to receive a lump sum distribution. In the event the Participant is a Specified Employee, such payment will not be made before the first payroll of the seventh month following Termination of Employment of the Specified Employee.

For Participants who have a Termination of Employment on or after December 1, 2008, to the extent a Participant is eligible to receive an Enhanced Benefit, the Participant’s Enhanced Benefit shall be distributed, or commence to be distributed, to or with respect to the Participant no later than 90 days (with the actual payment date to be determined by the Sponsor in its discretion) following the earliest of (i) the Participant’s Termination of Employment with the Sponsor or an Electing Employer, (ii) the Participant’s Disability, and (iii) the Participant’s death. In the event the Participant is a Specified Employee, such payment will not be made before the first payroll of the seventh month following Termination of Employment of the Specified Employee.

(c) Form of Supplemental Benefit and Enhanced Benefit Payment

A Participant’s Supplemental Benefit or Enhanced Benefit, as applicable, shall be payable monthly in the form of a single life annuity, unless the Participant elects, and is eligible to elect, one of the optional forms of benefit set forth below:

Option 1:	A joint and survivor annuity payable during the Participant’s life, and after his death payable to his or her spouse at 50%, 75% or 100% of the annuity paid during the life of, and to, the Participant;

Option 2:	A single life annuity payable during the Participant’s life;

Option 3:	Lump Sum (Lump sum benefits payable because of the death of the Participant shall be calculated using the present value of the benefit due the survivor); or

Option 4:	Life Annuity with guaranteed monthly payments for 5, 10, 15 or 20 years. If a Participant dies before receiving all the annual payments, the remaining payments will be paid to the Participant’s beneficiary.

A Participant may elect a different form of payment for each of the following payment events: (w) Termination of Employment with the Sponsor or an Electing Employer (other than due to death) prior to Early Retirement, (x) Termination of Employment with the Sponsor or an Electing Employer (other than due to death) at or after Early Retirement, (y) Termination of Employment within 2 years following a Change in Control, and (z) Termination of Employment due to death. For the avoidance of doubt, if a Participant either does not make the election described above by December 31, 2008, or becomes a Participant at any time after December 31, 2008, and does not make an election upon beginning participation in the Plan (as described below), the Participant’s Supplemental or Enhanced Benefit shall be payable as follows:

Termination of Employment prior to Early Retirement: Payment begins at age 65 in the form of an annuity based on marital status at age 65 (single life annuity for single Participants and a 50% joint and survivor benefit for married Participants).

Termination of Employment after Early Retirement: Payment begins within 90 days of Termination of Employment in the form of an annuity based on marital status at Termination of Employment (single life annuity for single Participants and a 50% joint and survivor benefit for married Participants).

Termination of Employment for any reason within 2 years following a Change in Control: Payment begins within 90 days of Termination of Employment in the form of an annuity based on marital status at Termination of Employment (single life annuity for single Participants and a 50% joint and survivor benefit for married Participants).

Termination of Employment due to death: Benefits are payable only to a surviving spouse within 90 days of death. Benefits are payable as a 100% joint and survivor annuity if the Participant died as an active employee, and as a 50% joint and survivor annuity of the Participant died as a vested terminated employee.

Notwithstanding the foregoing or anything to the contrary herein, effective January 1, 2008, the determination of benefits under this Supplemental Plan under the optional forms of payment shall continue to be based on the actuarial factors in effect in the Retirement Plan as of December 31, 2007. However, the modification of the change under the Retirement Plan in look-back month that becomes effective January 1, 2008 shall apply. Lump sums shall be calculated using the Pension Protection Act of 2006 mortality tables and the 30 year Treasury rate.

Notwithstanding anything herein the contrary, for designated Participants who are selected by the Committee to be eligible for an Enhanced Benefit, the Enhanced Benefit will be actuarially reduced for early retirement prior to attainment of age 60 (but not for early retirement on or after attainment of age 60) based on the early retirement reduction factors in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan). Notwithstanding anything herein the contrary, for Participants who are eligible for the Enhanced Benefit but not entitled to the age 60 early retirement reduced benefit, the Enhanced Benefit will be actuarially reduced for early retirement prior to attainment of age 62 (but not for early retirement on or after attainment of age 62) based on the early retirement reduction factors in the Retirement Plan (except that the 30-year Treasury rate then in effect shall be substituted for the interest rate under the Retirement Plan).

(d) Initial Deferral Election. A Participant who first commences participation in the Supplemental Plan on or after January 1, 2009, may elect the form of benefit of his or her Supplemental Benefit or Enhanced Benefit, as applicable, as described above in Section 3.02(c) within thirty (30) days after the first day such Participant commences participation in the Supplemental Plan, provided, however, that, notwithstanding anything herein to the contrary, the Participant shall be required to continue to provide services for the Sponsor or an Electing Employer for a period of 13 months after the date the Participant commenced participation in the Supplemental Plan in order to be eligible to receive such Supplemental Benefit or Enhanced Benefit, as applicable.

(e) Subsequent Change to Form of Payment. A Participant may change the form of payment of his or her Supplemental Benefit or Enhanced Benefit, as applicable, provided such subsequent election satisfies the requirements of Treasury Regulation Section 1.409A-2(b) as it may be amended from time to time.

Section 3.03. FAC Program. Notwithstanding anything to the contrary herein, all benefits accrued to Participants in the FAC Program through December 31, 2000, shall be calculated using the FAC Program terms and conditions as in effect on December 31, 2000, and such benefits shall be subject to the terms and conditions of the FAC Program, including but not limited to the terms and conditions governing the distribution of such benefits; provided, however, that accrued benefits of $5,000 or less shall be paid in a lump sum, and payments made due to termination as a result of a Change in Control as defined in Section 3.04 below, shall be paid in a lump sum. Effective December 31, 2000, benefit accruals under the terms of the FAC Program shall cease. The FAC Program benefits shall not be less than the accrued benefits under the terms of the FAC Program immediately preceding the merger of the FAC Program into this Supplemental Plan. A copy of the FAC Program as of December 31, 2000, is attached hereto as Exhibit A. Effective January 1, 2001, all benefits will be calculated under the terms and conditions of this Supplemental Plan. Notwithstanding the foregoing or anything to the contrary herein, effective January 1, 2004, any Participant who has an accrued benefit under the FAC Program and who terminates employment on or after January 1, 2001 shall be entitled to receive pre-retirement survivor benefits with regard to the accrued benefit under the FAC Program under the terms provided in Section 3.03 applicable to other benefits under this Supplemental Plan.

Section 3.04. Change in Control.

For purposes of this Plan, a “Change in Control” shall mean:

(a)	The acquisition by any “Person” (as the term “person” is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding securities of the Sponsor entitled to vote in the election of directors (the “Voting Securities”); or

(b)	Individuals (the “Incumbent Directors”) who, as of the date hereof, constitute the Board of Directors of the Sponsor (the “Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least two-thirds of the Incumbent Directors who are then on the Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the individual was named as nominee) shall be an Incumbent Director, unless such individual is initially elected or nominated as a director of the Sponsor as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)

Consummation of a merger, consolidation, reorganization, statutory share exchange, or similar form of corporate transaction involving the Sponsor or involving the issuance of shares by the Sponsor, the sale or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Sponsor’s assets or deposits, or the acquisition of assets or stock of another entity by the Sponsor (each a “Business Combination”), unless such Business Combination is a “Non-Control Transaction.” A “Non-Control Transaction” is a Business Combination immediately following which the following conditions are met:

(A)	the stockholders of the Sponsor immediately before such Business Combination own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote in the election of directors (or similar officials in the case of a non-corporation) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Sponsor or all of substantially all of the Sponsor’s assets, stock or ownership units either directly or through one or more subsidiaries) (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Sponsor Voting Securities immediately before such Business Combination;

(B)	at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial Business Combination agreement; and

(C)	no person other than (i) the Sponsor or any of its subsidiaries, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Sponsor immediately before such Business Combination beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities entitled to vote in the election of directors; or

(d)	Approval by the stockholders of the Sponsor of a complete liquidation or dissolution of the Sponsor.

Notwithstanding the foregoing and anything in the Supplemental Plan to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Sponsor which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Sponsor, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

Section 3.05. Rabbi Trust. The Sponsor may establish a rabbi trust (“Trust”) which may be used to pay benefits arising under the Supplemental Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Sponsor shall pay such benefits, costs, charges and expenses.

ARTICLE IV

PLAN ADMINISTRATOR

Section 4.01. The plan administrator (“Plan Administrator”) for the Retirement Plan shall also administer the Supplemental Plan. In doing so, the Plan Administrator shall apply to the Participants’ claims for Supplemental Benefits and Enhanced Benefits hereunder the procedures as are set forth in Section 7.06 below.

ARTICLE V

NATURE OF EMPLOYER OBLIGATION AND PARTICIPANT INTEREST

Section 5.01. The interest of the Participant and/or any person claiming by or through him under the Supplemental Plan shall be solely that of an unsecured general creditor of the Sponsor and the Electing Employers. The Supplemental and Enhanced Benefits payable under the Supplemental Plan shall be payable from the general assets of the Sponsor and the Electing Employers (including assets held in the Trust), and neither the Participant nor any person claiming by or through him shall have any right to look to any specific property separate from such general assets in satisfaction of any claim for payment of Supplemental or Enhanced Benefits.

Section 5.02. In all respects any Supplemental or Enhanced Benefits shall be independent of, and in addition to, any other benefits or compensation of any sort, payable to or on behalf of the Participant under any other arrangement sponsored by the Sponsor or Electing Employers or any other arrangement between the Sponsor or Electing Employer and the Participant in any capacity.

ARTICLE VI

ADDITION OR WITHDRAWAL OF ELECTING EMPLOYERS

Section 6.01. A subsidiary or affiliate of the Sponsor shall become an Electing Employer hereunder only upon approval by the Compensation Committee of the Sponsor’s Board of Directors (or its delegee).

Section 6.02. An Electing Employer who wishes to withdraw from the Supplemental Plan shall deliver to the Sponsor a resolution from its Board of Directors which authorizes its withdrawal as an Electing Employer and which indicates the reason or reasons for such withdrawal. Withdrawal may only take place upon the approval of the Board of Directors of the Sponsor and with such amendments to the Supplemental Plan as the Sponsor shall deem necessary or desirable. Withdrawal shall be subject to the provisions of Section 7.01 below.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Amendment and Termination.

(a) The Supplemental Plan may be amended or terminated by the Sponsor, and may be amended by the Committee at any time except as provided in paragraphs (b) and (c) below. The Sponsor may designate additional Participants under the Supplemental Plan or remove persons as Participants under the Supplemental Plan at any time except as provided in paragraphs (b) and (c) below.

(b) Notwithstanding anything herein to the contrary, Supplemental Benefits and Enhanced Benefits which are in pay status shall not be discontinued under any circumstances prior to their natural termination pursuant to the terms of the Supplemental Plan at the time of the relevant amendment or termination of the Supplemental Plan, the removal of Participants or the withdrawal by an Electing Employer.

(c) Notwithstanding anything herein to the contrary, Supplemental Benefits and Enhanced Benefits hereunder which have been accrued prior to the date of any amendment or termination of the Supplemental Plan, the removal of a Participant, or the withdrawal of an Electing Employer shall remain a binding obligation of the Sponsor and Electing Employer or any successor in interest to either of them, and no amendment or discontinuation of the Supplemental Plan, removal of a Participant or withdrawal by an Electing Employer shall deprive a Participant of said accrued Supplemental Benefit or Enhanced Benefit.

Section 7.02. No Right to Employment. The Supplemental Plan shall not be deemed to constitute a contract between the Sponsor or the Electing Employer and any Participant or employee, or to be a consideration or an inducement for the employment of any Participant or employee. Nothing contained in the Supplemental Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Sponsor or Electing Employer or to interfere with the right of the Sponsor or Electing Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall or may have upon him under the Supplemental Plan.

Section 7.03. Rights of General Creditor. None of the Participant’s rights to Supplemental or Enhanced Benefits under the Supplemental Plan are subject to the claims of creditors of a Participant or any person claiming by or through him and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor any person claiming by or through him may assign, sell, borrow on or otherwise encumber any of his beneficial interest under the Supplemental Plan nor shall any such interest be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of a Participant or any person claiming by or through him.

Section 7.04. Governing Law. The Supplemental Plan shall be construed and interpreted in accordance with the laws of the State of Alabama (without respect to conflict of laws), except where such laws are superseded by ERISA, in which case ERISA shall control.

Section 7.05. Payment to Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent person, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Sponsor and Electing Employer without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

Section 7.06. Claims for Benefits.

(a) Any participant may file a claim for benefits. If the claim is denied, the claimant shall be provided written notice within 90 days with:

(i) Specific reasons for the denial;

(ii) Specific references to the Plan provisions on which the denial is based;

(iii) A description of any additional information needed and why it is needed; and

(iv) An explanation of (1) the procedures and time limits for an appeal, (2) the right to obtain information about the procedures, and (3) the right to sue in federal court.

(b) If there are special circumstances delaying the determination of the claim, the claimant may be notified within the 90-day period explaining the special circumstances and stating that an answer will be provided within 90 more days. If an answer is not received within the 90 days (or 180 days if an extension notice has been provided), the claim shall be deemed denied.

(c) Any claimant for a benefit (or, as applicable, his or her estate or other representative or beneficiary) may, within sixty (60) days after receipt of a letter of denial, appeal to the Benefits Administration Committee, by writing to the Head of Human Resources of the plan sponsor and may request a review of the denial of the benefit, with opportunity to submit his or her position in writing. Appeals not timely filed shall be barred. The claimant is entitled to:

(i) receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim;

(ii) submit written comments, documents, records and other information relating to the claim, which will be considered without regard to whether such information was submitted or considered in the initial determination.

(d) The Benefits Administration Committee shall meet quarterly or such other time as the Benefits Administration Committee shall determine, provided that a claim is pending. If a claim is received by the Benefits Administration Committee at least thirty (30) days before a quarterly meeting, such appeal will be considered at that meeting; otherwise, such appeal will be considered at the first subsequent quarterly meeting. If there are special circumstances, the decision may be delayed until the third meeting following receipt of the request. If special circumstances require an extension, the claimant will be notified.

(e) The Benefits Administration Committee will render a written decision, written in a manner calculated to be understood by the claimant, and mail the written decision to the claimant at the claimant’s last address known to the plan sponsor, specifying by reference to the Plan the reasons for denial of such part or all of the claimed benefit as it denies upon review. Such letter shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim; describe the Plan’s voluntary appeal procedures, if any; and notify the claimant of his or her right to bring an action under Section 502(a) of ERISA.

Section 7.07. Modification. If any provision of the Supplemental Plan shall be held illegal or invalid for any reason or in any particular circumstance or instance, such illegality or invalidity shall not affect its remaining parts in such circumstance or instance nor the enforceability of such provision in any other circumstance or instance, and the Supplemental Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein for application to the particular circumstance or instance.

Section 7.08. Section 409A of the Code. Notwithstanding any other provisions of the Supplemental Plan to the contrary and to the extent applicable, it is intended that the Supplemental Plan comply with the requirements of Section 409A, and the Supplemental Plan shall be interpreted, construed and administered in accordance with this intent. The Sponsor and the Electing Employers shall have no liability to any Participant, beneficiary or otherwise if the Supplemental Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

If and to the extent that any amount payable to the Participant pursuant to the Supplemental Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable to the Participant by reason of the Participant’s Termination of Employment, then (a) such payment shall be made to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A as determined by the Company), such payment shall not be made before the date that is six months after the date of the Participant’s separation from service (or, if earlier than the expiration of such six month period, the date of death); provided, however, that any benefit that otherwise would have been payable to the Participant during such six-month period shall be paid to the Participant in a lump sum on the first payroll of the seventh month following separation from service.